UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2012

DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

This Form 8-K describes modifications recently made to the compensation arrangements for Denbury Resources Inc.'s (“Denbury’s”) most recently designated named executive officers listed in its 2011 annual meeting proxy statement, as well as certification of the vesting levels of 2011 performance-based incentive awards granted in January 2011.  The modifications to compensation arrangements include setting the final terms of the new three-year performance-based restricted stock which are to be based upon comparison over that period of the Company’s total shareholder return (“TSR”) to the TSR of designated Company peers.  The overall terms of the TSR awards were recommended by the Compensation Committee (the “Committee”) of the Company’s Board of Directors and ratified by the independent members of the Board of Directors at its December 14, 2011 meeting, as discussed in the Company’s Form 8-K filed December 20, 2011.  Otherwise, the compensation arrangements and plans described in that previous Form 8-K and previous filings remain in place.

Item 5.02(e) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Grants to Named Executive Officers

On March 8, 2012, the Committee approved a grant of TSR-based restricted stock awards to the named executive officers and the Company’s other officers.  In connection with the Committee’s approval of these awards, it designated a group of 11 peer companies to be used for comparison of their average three-year TSR to that of the Company over that same period.  The peer companies were chosen based upon their constituting peer companies with the most significant proportions of oil as part of their total year-end 2011 oil and gas reserves, in order to better mirror the predominance of oil in the Company’s reserves and production, and upon their market capitalization.  Additionally, the Committee approved the scale for determining the number of TSR performance shares to be earned, as the actual number of shares deliverable under an award will range from 0% to 200% of the number of performance shares listed in the table below, based upon a comparison of the Company’s average three-year TSR to that of the peer companies over that same period.  Thus, shares would be earned at the 200% level if Denbury’s average three-year TSR is better than that of all the designated peers and 0% if its TSR is below that of all its designated peers, with the 100% target level generally representing its TSR being at the midpoint of TSR of all designated peer companies.  The performance period begins January 1, 2012 and ends December 31, 2014 and will be based on the average TSR each year in the three-year performance period.  The awards will cliff vest on March 31, 2015, subject to earlier vesting upon death, disability, or upon a change in control.  The awards will measure TSR from year to year, based upon the price of the Company’s and peers’ common stock during the last ten trading days of each year.

The information below indicates the number of shares of common stock covered by awards granted, assuming a 100% target level is achieved.

100% Target Level Shares of Performance- Based Stock
Phil Rykhoek	19,820
Robert Cornelius	11,760
Mark Allen	11,760
Craig McPherson (1)	7,893
Ray Dubuisson	4,704

(1)	The award for Mr. McPherson, who joined the Company in May 2011, was pro rated for the period he was employed by the Company during 2011.

Vesting of Performance-Based Awards

At its March 8, 2012 meeting, the Compensation Committee certified the level of achievement under the performance criteria contained in the performance-based incentive awards granted in January 2011.  The number of performance-based shares and cash awards earned during the performance period depended upon the Company’s level of success in achieving the four specifically-identified performance targets detailed in the Company’s 2011 Proxy Statement.  Generally, one-half of the shares earnable under the performance-based plans could be earned for performance at the designated target levels (100% target vesting levels).  On March 8, 2012, the Committee certified performance results for 2011 under these awards at 56% of the target level.  The number of shares and cash awards earned is listed below:

	Performance-Based Restricted Stock (#) (1)	Performance-Based Cash Award ($) (1)
Phil Rykhoek	22,697	$308,000
Mark Allen	13,467	196,000
Robert Cornelius	13,467	196,000
Ray Dubuisson	5,387	—

(1)	Reflects awards earned at 56% of target level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: March 14, 2012	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer